AUBURN NATIONAL

BANCORPORATION,

INC AND SUBSIDIARIES
EXHIBIT 19.1
INSIDER TRADING POLICY
This

is

the

Insider

Trading

Policy

(the

“Policy”)

of

Auburn

National

Bancorporation,

Inc.,

AuburnBank

and

their
subsidiaries

(individually

and

collectively,

the

“Company”).

This

Policy

covers

all

Company

(1)

employees

and
officers,

(2) members

of the
any Company
Board of Directors

(the “Board”),
advisory directors and Board observers, and (3)
consultants

or

independent

contractors

whose

business

relationship

with

the

Company

provides

access

to

Material
Nonpublic Information regarding the Company (“Representatives”).
This Policy also applies to (1) any family member who lives in the same household as a person covered by this Policy and
any

family

members

who

do

not

live

in

your

household

but

whose

securities

transactions

are

directed

by

you

or

are
subject to your influence

and control, such as children

away at college or parents

or children who consult

with you before
they trade, or

(2) any person

controlled by or under

common control with

any person described

in the preceding

sentence
(collectively,

“Family Members”).

You

are responsible for the transactions of your

Family Members and any entities that
you influence

or control,

including any

corporations,

partnerships, trusts

or estates

(collectively,

with Family

Members,
“Related Parties”).

You

shall inform your

Related Parties

of the need

to confer with

you before they

trade any

Company
Securities

and

before

they

trade

the

securities

of

any

other

entity

(“Third

Party

Securities”)

about

which

you

have
communicated Material

Nonpublic Information

that you obtained

in the course

of your role

with the Company.

You

and
the persons and entities described in the above paragraphs are “Covered Persons

”

under this Policy.
This Policy

applies to

all direct

and

indirect

transactions in

Company

Securities and

Third-Party Securities

by Covered
Persons.

Covered Persons are

subject to, and

shall comply with

this Policy in

all capacities, including

when acting

as an
agent, power of

attorney,

representative, nominee

or fiduciary or

otherwise for or

on behalf of

any other person

or entity.

Transactions by

your Related Parties will

be regarded for

the purposes of this

Policy and the applicable

securities laws as
though made by you.

The special obligations and liabilities of

Section 16 Persons are described in Section

III.B. and Article IV below.

Various
defined terms used in this Policy are provided in Article VI.
Our

Code

of

Conduct

and

Ethics

requires

compliance

with

this

Policy.

You

are

responsible

for

compliance

with

this
Policy.
If you have any

questions regarding this Policy,

please contact the Company’s

Shareholder Relations Officer

or the Chief
Financial Officer.
I. Reasons for this Policy
Violators

of the

U.S. insider

trading laws

face civil

penalties of

up to

three times

the profit

gained, or

loss avoided,

by
reason of

their Securities

trades.

A criminal

fine of

up to

$5 million

for individuals

(up to

$25 million

for entities)

and
criminal forfeiture, and a

term of up to 20

years in jail, may be

imposed in the event

of a willful violation.

The Company
and its officers and Board

members could also face significant

civil penalties for failing to take

steps to prevent violations
of the insider trading laws by Company personnel,

including penalties of the greater of $1 million or

three times the profit
gained

or

loss

avoided

as

a

result

of

an

insider’s

violation

and

a

criminal

penalty

for

failing

to

take

adequate

steps

to
prevent insider

trading.

Further penalties

may be

assessed for

insider trading

under foreign

and state

securities or

“blue
sky” laws (“State Securities Laws”).
In

addition,

violations

of

insider

trading

laws

can

result

in

significant

expense

to

the

Company

in

connection

with
investigations by

bank or securities

regulators, or

criminal authorities,

including the

United States Department

of Justice.

Violations

could adversely

affect the

Company’s

reputation and

prevent the

Company from

using or

assisting customers
to

use

SEC

Rule

506

for

limited

offerings

of

securities

exempt

from

registration

under

the

Securities

Act

or

require
cautionary disclosures that may discourage investors.

The public and the securities markets

could lose

confidence in

the
Company and its securities as a result of violations.

These could substantially harm the Company and its shareholders.
II.
Prohibited Insider Trading

and Disclosure of Material Nonpublic Information; No Tipping.
All Covered

Persons are

prohibited from

engaging in

transactions, including

purchases and

sales in,

and gifts

of, any

(i)

Company

Security while

in in

possession

of Material

Nonpublic

Information

about the

Company

regardless

of whether
the

Company’s

Trading

Window

is

open

or

closed,

or

(ii)

Third

Party

Securities

while

in

possession

of

Material
Nonpublic Information

about such issuer

that has been

obtained by reason

of the person’s

employment by,

or association
with, the Company (individually and collectively,

“Insider Trading”).
In

addition,

all Covered

Persons

are prohibited

from disclosing

Material

Nonpublic

Information

about

the

Company

or
any Other Entity (as defined in the next paragraph)

that has been obtained by reason of the Covered Person’s

employment
by, or

association with, the Company,

to other persons, including colleagues

within the Company,

and friends and family.

However,

Material Nonpublic

Information may

be disclosed

to certain persons

for the

express purpose

of performing

an
authorized

act

or

service

necessary

to

the

Company

in

accordance

with

the

Company’s

policies,

such

as

to

colleagues
within the Company

whose jobs require them

to have such information

and accountants, attorneys and

other persons who
hold a duty of trust and confidence with the Company.

The other

entity (“Other

Entity”) may

be any

other entity

with which

the Company

competes, does

business with

or

is
involved

in

an

existing

or

potential

business

relationship

or

transaction,

such

as

an

existing

or

potential:

customer,
borrower,

counterparty,

strategic

partner

or

joint

venturer,

and

others,

including

a

party

to

a

potential

business
combination or important contract.
All

Tipping

and

recommendations

about

Company

Securities

or

Third-Party

Securities

by

Covered

Persons

are
prohibited, even if you do not believe that the information, standing alone, is Material or do not know if the information is
Material Nonpublic

Information, particularly

if the

person is

offering

you anything

of value

in exchange,

including non-
monetary

compensation

or

relationships.

Market

Professionals

employ
many

means,

including

so-called

“expert
networks,” to

try to extract

confidential information

from employees at

all levels

of

a

company.

Do

not

Tip

or

provide
Material Nonpublic Information

to relatives, friends or

other persons or

entities – it is

illegal even if you

get no monetary
benefit, and both you and the tippees will be liable.
Disclosure of

Material Nonpublic

Information

to Market

Professionals by

authorized

persons pursuant

to any

Company
disclosure policy will not violate this Article II.
III. Specific Procedures Applicable to All Personnel and Section 16 Persons
The following procedures are also considered part of this

Policy and your compliance with these is also required.
A. General
1.
Trading Windows

and Blackout Periods.
In addition to the

general prohibition on Insider

Trading set forth

in this Policy,

you must observe the

“Blackout Periods”
described below.

Periods outside Blackout Periods are “Trading Windows.

”

Blackout Periods are the following:
a.

Covered

Persons

cannot

engage

in

a

transaction

in

Company

Securities

from

the

beginning

of

the

second
week prior to the end

of each fiscal quarter through

the close of business on

the second (2
nd
) full trading day
after the Company’s financial results

for such quarter have been publicly disclosed.
b.

The

Company

may

provide

a

“Blackout

Notice”

at

any

time,

including

during

a

Trading

Window,

that

a
transaction in

Company Securities

is not

permitted in

the event

of Material

Nonpublic Information

that has
arisen and

exists at

that time.

Until such

Blackout Notice

is terminated,

you cannot

engage in transactions,
including purchases, sales and gifts) in Company Securities.
c. The
Company’s

Chief

Executive

Officer

and

Chief

Financial

Officer,

or

either

of

them,

have

the

authority

to
impose

additional

restrictions on

trading

in Company

Securities at

any

time,

including

during

periods that
would

otherwise

be

Trading

Windows,

and

to

apply

such

additional

restrictions

and

the

pre-clearance
process applicable to Section 16 Persons to certain Company

officers and employees, who may in the course
of their activities

have access to

or be exposed

to Material Nonpublic

Information.

In such event,

notice of
such additional restrictions will

be provided to the

affected individuals personally or

by e-mail or telephone,
including

voicemail.

The

affected

individuals

shall

not

inform

any

other

person

of

such

additional
restrictions.

Such notice

may be

given by

the Chief

Executive Officer

or the

Chief Financial

Officer,

who
may delegate

such action

to the

Shareholder Relations

Officer.

Nothing herein

shall limit

or preclude

any
additional transfer

or other

restrictions in

any Awards

under the

2024 Incentive

Plan, or

which are

adopted

to

comply

with

any

applicable

Securities

Law,

banking

law

or

contractual

requirements,

including

any
lockup agreements.
d.

If you

have placed

a limit

order or

open instruction

to buy

or sell

Company Securities,

you shall

terminate
such instructions immediately

upon the earliest

of (i) the expiration

of any trading approval

or preclearance,
and (ii) the commencement and during the existence of a Blackout Period or other trading restriction.
2.

Preclearance and Approval of Transactions.
a.

Preclearance

and

prior approval

by the

Company

of transactions

in Company

Securities is

not required

of
Covered Persons, when effected during times when the Trading

Window is open for the Covered Person.
b.

All Rule

10b5-1 Plans

and Non-Rule

10b5-1 Trading

Arrangements should

be adopted,

modified, suspended
or terminated

only during an

open Trading

Window which

is applicable to

that person, and

must be approved
by the Company in advance

of adoption, modification, suspension

or termination, except for certain

automatic
transactions expressly

approved by

the Company

as part

of the

adoption of

the Rule

10b5-1 Plans

and Non-
Rule 10b5-1

Trading

Arrangements.

Transactions

made pursuant

to previously

approved Rule

10b5-1 Plans
and

Non-Rule

10b5-1

Trading

Arrangements,

Award

vesting

and

exercises of

Awards

that do

not involve

a
sale other than cashless exercises

of options and tax

withholding with the Company

as provided in Sections 4,
6.a.

and

6.b.

of

this

Article

III

do

not

require

pre-approval.

Section16

Persons

are

responsible

for

the
applicable

Exchange

Act reporting

of any

such transactions,

including

on SEC

Forms 3,

4, 5,

and

Schedule
13D/G.
c.

If a

request for

pre-clearance is

made, it

must be

submitted to

the Chief

Financial Officer

or Chief

Executive
Officer at least two

(2) business days in advance of

the proposed transaction.

The Company has no obligation
to approve a transaction submitted for pre-clearance and may determine not to permit the transaction.

If a pre-
clearance

request

is

not

approved,

the

requesting

person

must

refrain

from

initiating

the

transaction

in
Company Securities and should not inform any other person of the restriction.
d.

Any approval

or preclearance

of a

transaction will

be granted

subject to

a time

limitation within

which the
trade

must be

executed.

If no

time

limit

is specified,

then the

approval

will expire

at the

close of

normal
trading

on

the

Nasdaq

Global

Market

(or

such

other

exchange

or

over-the-counter

market

on

which

the
Company’s

Securities are then

principally traded)

on the third

trading day

after approval (including

the day
of approval).

If

the transaction

is not

consummated

within

such

time

period,

a

new

pre-clearance

request
must be submitted and approved before such person may engage in the transaction.
e.

At the

time of

entering into,

modifying

or terminating

a Rule

10b5-1

Plan or

a Non- Rule

10b5-1 Trading
Arrangement, or

placing a

trade in

or transaction

Company Securities,

you are

responsible for

determining
that

you

are

not

in

possession

of,

and

do

not

have

access

to,

Material

Nonpublic

Information,

and

for
verifying that the Comp
any has not

imposed any restrictions

on your ability

to engage in

trades.
3. No Speculative Transactions.
a.
No Covered

Person may

engage in
speculative transactions in
Company Securities at any

time.

All Covered Persons
are

prohibited

at

all

times

from

short-selling

Company

Securities

or

engaging

in

transactions

involving
Derivative

Securities

with

respect

to

Company

Securities

or

otherwise,

including

hedges

of

any

options,
restricted stock

and restricted stock

units, appreciation

rights or other

awards (“Awards”)

granted under

the
Company’s

2024 Equity

and Incentive

Plan (the

“2024

Incentive

Plan”)

or otherwise.

These

prohibitions
include,

but are

not limited

to, short

sales, equity

and

other swaps,

forwards,

futures,

puts, calls

and

other
options contracts and derivatives,

including straddles, any other

Derivative Securities or strategies

involving
one or

any combinations

of such

instruments and/or

Derivative Securities

or short-term

buying and

selling
of Company Securities.

b.
Nothing

in

this

Section

3

shall

otherwise

prohibit

a

Covered

Person

from

receiving

Awards

under

the

2024
Incentive

Plan or

other Company

incentive plans

and realizing

the value

in accordance

with terms

of such
Awards, provided

no

Covered

Person

may

use

hedging

instruments

or

strategies,

including

Derivative
Securities to increase the value or reduce the risks of such Awards.
4. Rule 10b5-1 Plans

Transactions

(including

gifts) that

would

otherwise

be prohibited

at certain

times by

this Policy

are allowed

if they

are
made pursuant

to a

Rule 10b5-1

Plan or

Non-Rule 10b5-1

Trading

Arrangement, which

is preapproved

by the

Company
and

is adopted

and operated

in accordance

with this

Policy and

all SEC

Rule10b5-1

requirements

and related

reporting
obligations.

See Article V below.
5. Gifts of Company Securities, etc.
All

gifts

of

Company

Securities,

and

gifts

of

Third-Party

Securities,

if

any,

that

are

subject

to

this

Policy,

should

be
planned

and

made

during

open Trading

Windows

or

pursuant

to

a

Rule

10b5-1

Plan.

This requires

year

end

gifts

and
charitable contributions of

such securities to be

made before end

of the second

week of December.

Gifts, including bona
fide

gifts

are

generally

considered

by

the

SEC

as

“sales”

or

“trades”

under

Rule

10b5-1

and

for

Section

16

reporting
purposes on

SEC Form

4.

Whether a

gift is

“bona fide”

and can be

made outside

an open

Trading

Window will

depend
on the

facts and

circumstances surrounding

each gift,

including the

donor’s relationship

with the

recipient, the

nature of
the tax benefit of the donor and the expectation or

intent that the recipient will sell the Company Securities received.

You
should contact

the Shareholder Relations

Officer or

Chief Financial Officer

as to whether

any gift is

bona fide, including
all relevant facts,

and can

be made

consistent with this

Policy outside

an open

Trading Window

at least two

(2) business
days in advance

of a proposed

gift, although exceptions

for bona fide

gifts are not

to be expected

or assured.

All gifts by
Section 16 Persons must be precleared

in advance and reported timely on Form 4.
6. Non-Market Transactions.
Certain

limited

non-market

transactions

described

below

(“Non-Market

Transactions”)

are

allowed

even

while

in

the
possession of Material Nonpublic Information:
a.

Stock

Purchase

and

Dividend

Reinvestment

Plans.

Acquisitions

of

Company

Securities

consistent

with
instructions established

at the

time of

enrollment

in a

Company employee

or direct

stock purchase

or dividend
reinvestment

plan.

This

Policy

does

apply,

however,

to

your

elections

to

participate

or

change

your

level

of
participation in

these plans, to

transfer shares

into or out

of such a

plan, and to

any sales of

Company Securities
acquired

through

these

plans,

which

only

may

be

made

when

during

an

open

Trading

Window

and

otherwise
pursuant to this Policy.
b.

Vesting

of Awards

and Cashless Exercises with the Company.

Vesting

of restricted stock or other Awards

under
the 2024 Incentive

Plan, or the exercise

of a tax

withholding right pursuant

to which an election

is made to have
the Company

withhold shares

of Company

stock to

satisfy tax

withholding requirements

or a

cashless exercise
of

a

stock

option

or

other

Award

between

the

grantee

and

the

Company

where

options

or

Awards

are
surrendered to the Company.

Cashless exercises of Awards

through brokers, other

third parties or on the

market
or other transactions are subject to this Policy,

however.
c.

Other

Non-Market

Transactions.

A

specific,

non-market

transaction

approved

in

writing

in

advance

by

the
Company’s

Shareholder Relations

Officer or

Chief Financial Officer,

or if neither

of these persons

are available
or are a party to such transaction, the Chief Executive Officer).
B.
Additional Procedures Applicable to Section

16 Persons
Section16 Persons

must timely

report
all

trades, transfers,

pledges or

other transactions

of Company

Securities, including
all

gifts, including

those made

when the

Trading

Window

is open

for such

persons, and

are responsible

for the

applicable
Exchange Act

reporting of

any such

transactions, including

on SEC

Forms 3,

4, 5

(each A

“Section 16

Filing”), and

SEC
Schedule 13D/G.
Any transfers, including gifts, of Company

Securities and any exercises of Awards

under the 2024 Incentive Plan or other
plans, whether

or not

exempt under

Section 16(b),

must be

reported

to the

SEC by

filing a

SEC Form

4 within

two (2)
business days.

The Shareholder Relations Officer will,

if requested, assist in completing the SEC Form 4

or other Section
16

Filings

in reliance

upon

information

provided

by,

and will

file

it on

behalf

of,

the Section

16 Person

with

the SEC.
However,

the completion,

contents,

and

timeliness

of

any Rule

144,

Section 16

filing

and

any

Schedule 13D/G

are the
sole responsibility of each Section 16 Person or other reporting person,

as applicable.
Section 16 Persons are also expected to comply

with Section 16(b) of the Exchange Act (“Section 16(b)”),

which imposes
liability for

any profit

derived by

them as

the result

of a

purchase and

sale of

Company Securities

occurring within

any
six-month period.

For more information, please see Article IV,

Consequences for Violations of

this Policy.

C. Additional Provisions Applicable to All Persons
The terms “Material Information”

and “Material Nonpublic Information” are defined

in Article VII below.

The “Material
Information” definition contains a non-exclusive list of examples of “material”

items.
This Policy’s

provisions

about Material

Nonpublic

Information regarding

the Company

apply

to you

regardless of

how
you

become

aware

of

the

information.

You

may

learn

Material

Nonpublic

Information

about

Other

Entities

and

third
parties

as a

result

of

their relationship

to

the

Company

or discussions

about

possible

relationships

or

transactions.

For
example,

if

you

are

an

administrative

assistant

and

you

have

learned

that

a

large

contract

has

just

been

received

by
company A from the Company,

or that an acquisition of company B by the Company

is about to occur, you are prohibited
from trading

in Company

Securities through

the close

of the

second (2
nd
) full

trading day
after

Public Disclosure

of the
news.

Each of company

A and company

Bb would be

Other Entities under

this Policy.

Therefore, you also

cannot trade
in

these

Other

Entities’

securities

which

are

Third

Party

Securities

under

this

Policy,

as

discussed

further

in

the

next
paragraph.

When you are

in possession of

Material Nonpublic

Information of

the Company

or such

Other Entities,

you
have

a

duty

to

the

Company

to

keep

that

information

confidential and

not to

use it

for your

personal

benefit, and

you
cannot provide it

to or Tip

anyone for
your or their benefit.
With

respect

to

Material

Nonpublic

Information

concerning

an

Other

Entity,

this

Policy

applies

to

you

if

you

became
aware

of

the

Material

Nonpublic

Information

about

the

Other

Entity

by

reason

of

your

affiliation

or

work

with

the
Company.

In the example

above, you also

would not be

able to trade in

the securities of

company A or

company B until
after

Public

Disclosure

of

the

news.

Trading

securities

on

inside

information

is

illegal,

and

you

cannot

use

Material
Nonpublic Information regarding the Company or Other Entities to trade in their respective securities.:
i.
Possession

of Material

Nonpublic

Information.

If you

are aware

of Material

Nonpublic

Information

about the
Company,

you

are

prohibited

from

trading

in

Company

Securities,

even

if

the

Trading

Window

is

open,
general
ly.
ii.
Questions.

If

you have

any questions

as to

whether any

information

you have

about the

Company

or another
entity you

believe may

be an

Other Entity,

is Material

Information or

is Material

Nonpublic Information

about
the

Company

or an

Other Entity,

and

you are

contemplating

a transaction

in

Company

Securities or

the

Other
Entity’s

Third

Party

Securities,

you

must

contact

the

Shareholder

Relations

Officer

or

the

Chief

Financial
Officer

(or

if

neither

of

these

persons

is

available,

the

Company’s

Chief

Executive

Officer)

at

least

two

(2)
business days

prior to

executing the

transaction to

determine if

you may

properly proceed.

Section 16

Persons
should

be

particularly

careful

to

avoid

even

the
appearance
of

engaging

in

improper

securities

transactions.

WHEN IN DOUBT, DO

NOT TRADE.
iii.
Requests for

Information.

You

should be alert

to anyone who appears to be

asking you

for

Material Nonpublic
Information

of

any

kind

about

the

Company

or

Other

Entities.

If

you

receive

such

a

request

for

information,
comments

or

interviews

regarding

the

Company

(other

than

routine

product

or

services

inquiries)

or

Other
Entities

that

may

result

in

the

dissemination

of

Material

Information

or

Material

Nonpublic

Information,

you
must direct the

request to the Company’s

Shareholder Relations Officer

or Chief Financial

Officer,

or if he or

she
is

unavailable

or

is

a

party

to

such

transaction,

the

Chief

Executive

Officer,

so

that

an

authorized

Company
spokesperson

may

determine

whether

or

how

to

respond

to

any

such

request

consistent

with

the

applicable
securities

Company’s

obligations

under

SEC Regulation

Fair Disclosure

(“Reg.

FD”) and

the Company’s

then
current disclosure policy .
iv.
No Exceptions to Policy.

There are no exceptions to

this Policy, including

for emergencies or to

avoid hardship
.

One

of

the

Company’s

responsibilities

as

a

public

company

is

to

enforce

this

Policy.

Except

as

specifically
permitted

by

this

Policy

(for

example,

in

the

case

of

Non-Market

Transactions

and

transactions

pursuant

to

a
Rule

10b5-1

Plan),

you

must

refrain

from

a

transaction

even

if

you

planned

or

committed

to

the

transaction
before

you

came

into

possession

of

the

Material

Nonpublic

Information,

regardless

of

the

economic

loss

you
believe you

might suffer

as a consequence

of not

trading.

Also, if

you are

in possession

of Material

Nonpublic
information,

it

does

not

matter

that

publicly

disclosed

information

might

provide

an

independent

basis

for
engaging

in

the

transaction.
EXCEPT

AS

SPECIFICALLY

PERMITTED

BY

THIS

POLICY,

YOU
CANNOT

TRADE

IN

SECURITIES

WHILE

IN

POSSESSION

OF

MATERIAL

NONPUBLIC
INFORMATION.
v.
Size of a Securities

Transaction.

The size or amount

of a securities transaction

is irrelevant.

There are no dollar

minimums

or

limits

on

the

size

of

a

transaction

that

will

trigger

insider

trading

liability

or

a

violation

of

this
Policy

or

applicable

insider

trading

laws.

The

SEC and

the United

States

Department

of

Justice

have

pursued
relatively small

trades, and

the Company

does not

permit any

Insider

Trading,

even

if the

trades

are

small.

In
addition,

you

can

be

subject

to

civil

and

criminal

penalties,

even

if

you

receive

no

monetary

benefit

from
disclosing or

using Material

Nonpublic Information.
IV.
Consequences for Violations of this Policy and Exchange Act,

Section 16(b)
Failure to comply

with this Policy

could result

in a serious

violation of

Securities Laws by

you and/or the Company,

and
may
subject you to civil and criminal penalties

described in

Article I

above.

In addition to any criminal or civil penalties
prescribed by law,

violation of this Policy

constitutes grounds for

adverse actions by the

Company,

including termination
of your employment for cause, or with respect to Representatives, the termination of any relationship with the Company.
Exchange

Act

Section

16(b)

imposes

liability

on

Section

16

Persons

for

any

profit

derived

by

them

as

the

result

of

a
purchase

and

sale

occurring

within

any

six-month

period.

Any

excess

of

the

sale

price

over

the

purchase

price

is
considered “profit,”

and must

be paid

to the

Company.

It does

not matter

whether the

purchase or

the sale

occurs first,
and it is not

necessary for the

same shares to be

involved in each

of the matched

transactions.

Transactions are

paired so
as

to

extract

the

maximum

profit

by

matching

the

lowest

purchase

price

and

the

highest

sale

price

within

a

six-month
period;

losses cannot

be

offset

against

gains.

The result

is that

liability

may

exist under

Section

16(b)

even

though

an
insider’s overall trading in the stock resulted in a loss.

If Section 16

Persons engage in transactions

after they are

no longer executive

officers or directors,

such transactions can
be matched

for Section

16(b) purposes

if these

occur within

six months

of an

opposite-way

transaction

which occurred
while such person was still a Section 16 Person of the Company.

Good

faith

or

inadvertence

on

the

part

of

a

Section

16

Person

is

no

defense

to

liability

under

Section

16(b)

and

no
knowledge of

inside information

needs to

be involved.

If the

Company itself

does not

press a

claim for

recovery of

the
short-swing profit,

any stockholder

may do

so on

behalf of

the Company

(and may

be awarded

attorneys’ fees

as well).

Section

16(b)

plaintiffs’

attorneys

monitor

insiders’

Section

16

reports

and

request

that

the

Section

Person

restore

any
profit made or loss avoided to the Company and pay their legal fees.
V.
Rule 10b5-1 Plans and Similar Trading

Arrangements
Rule 10b5-1 Plans
SEC Rule

10b5-1,

as amended,

provides

an affirmative

defense from

insider

trading

liability,

and

permits purchases

and
sales

Company

Securities

under

a

qualifying

Rule

10b5-1

plan

(“Rule

10b5 -1

Plan”)

without

regard

to

certain

insider
trading restrictions.

A Covered

Person Policy

must enter

into a

Rule 10b5-1

plan for

transactions in

Company Securities
that is

approved in

advance by

the Company

and meets

the conditions

in Rule 10b5-1.

A Covered

Person may

only enter
into a Rule 10b5-1 Plan when that person is not aware of Material Nonpublic

Information.
A

Rule

10b5-1

Plan

must

be

a

binding

contract

to

purchase

or

sell

a

Company

Security,

instructed

another

person

to
purchase or sell

the security for

the instructing person’s

account, or adopt

a written plan

for trading securities.

The Rule
10b5-1 Plan must:
•
specify the amount of securities to be bought or sold, and the price and date for the transaction;
•
includes a

written formula,

algorithm or

computer program

for determining

the amount,

price and

date of

the
purchase or sale; or
•
does

not

permit

the

person

to

exercise

any

subsequent

influence

over

how,

when

or

whether

to

effect
purchases

or sales,

while at

the

same time

ensuring

that any

person

effecting

trades under

the Rule

10b5-1
Plan is not aware of any material nonpublic information while doing so.
Once

a

Rule

10b5-1

Plan

is

adopted,

the

person

must

not

exercise

any

influence

over

the

number

of

securities

to

be
traded, the

price at which

they are traded

or the date

of the trade.

The Rule 10b5

-1 Plan must

either specify

the amount,
pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party.
Any Rule 10b5-1 Plan must

be submitted to the Company for

prior approval at least 10 business days

prior to the entry
into

the

Rule

10b5-1

Plan.

In

order

for

a

Rule

10b5-1

Plan

to

be

approved,

the

following

requirements

must

be
observed:

•
the person

adopting the

Rule 10b5-1

Plan must

include a

representation certifying

that he

or she

is adopting

the
plan in good faith,

at a time when he

or she is not in

possession of material nonpublic

information and not as part
of a plan to evade insider trading prohibitions.
•
the

Rule

10b5-1

Plan

must include

a

cooling-off

period

between

the

adoption

of

the

Rule 10b5-1

Plan

and

the
first trade

under the

Rule 10b5-1

Plan.

For Section

16 Persons,

the cooling

off

period is

of the

later of

(A) 90
days

after

the

adoption

of

the

Rule

10b5-1

Plan

and

(B)

two

business

days

following

the

disclosure

of

the
Company’s

financial

results

on a

Form

10-Q

or

Form

10-K for

the

completed

fiscal

quarter

in

which

the

Rule
10b5-1 Plan is

adopted; provided,

in no event

will the required

cooling-off period

exceed 120 days

following the
adoption of

the Rule

10b5-1 Plan.

For all

other Covered

Persons, the

cooling off

period is at

least 30

days after
the adoption of the Rule 10b5-1 Plan.
•
Covered Persons

may not

have more

than one

Rule 10b5-1

Plan in

effect at

the same

time other

than under

the
following

limited

exceptions:

(i)

a

series

of

separate

contracts

with

different

broker-dealers

or

other

agents

to
execute

trades

that

are

treated

as

part

of

a

single

plan,

provided

that

the

contracts

taken

as

a

whole

meet

the
conditions

of

Rule10b5-1

and

remain

subject

to

such

Rule;

(ii)

one

later-commencing

Rule

10b5-1

Plan

for
purchases or

sales of

securities in

the open

market under

which trading

is not

authorized to

begin until

after all
trades under

the earlier-commencing

Rule 10b5-1

Plan have

been completed

or have

expired without

execution;
and

(iii)

a

Rule

10b5-1

Plan

that

authorizes

an

agent

to

sell

only

securities

that

are

necessary

to

satisfy

tax
withholding obligations

arising exclusively

from the

vesting of

compensatory awards

such as

restricted stock

or
stock

appreciation

rights

and

the

person

does

not

exercise

control

over

the

timing

of

sales

(“sell-to-cover
transactions”).
•
a Covered Person may not

have more than one Rule

10b5-1 Plan that is intended

to effect open-market purchases
or

sales of

a

total

amount

of securities

as a

single

transaction

in

any

12-month

period

(other

than

sell-to-cover
transactions for tax withholding purposes); and
In addition, there are various other conditions, disclosure and filing requirements on users of such plans and the Company:
•
That the

person establishing

such 10b5-1

plan did

not have any

other contracts,

instructions, or

plans that

would
qualify

under

Rule

10b5-1(c)(1),

except

for

specified

exceptions

available

under

such

Rule

10b5-1

when

such
person entered into such the 10b5-1 plan;
•
Quarterly

disclosures

by

the

Company

of

the

use

of

10b5-1

plans

and

similar

“Non-Rule

10b5-1

trading
arrangements,” by the Company’s

directors and officers;
•
Annual disclosure of the Company’s

insider trading policies and procedures; and
•
A requirement

that Section 16

Persons report transactions

in the Rule

10b5-1 Plan timely

on SEC Forms

4 and 5
and indicate on that such transactions were intended to satisfy the affirmative defense conditions of Rule10b5-1.
Non-Rule 10b5-1 Trading Arrangements
Non-Rule

10b5-1

Trading

Arrangements

are

similar

to

Rule

10b5-1

Plans,

that

are

intended

to

satisfy

the

affirmative
defense

of

Rule

10b5-1,

but

do

not

include

either

the

cooling

off

or

certification

provisions

required

for

Rule

10b5-1
Plans.

Non-Rule

10b5-1

Trading

Arrangements

must

be

submitted

to

the

Company

for

prior

approval

and

include

the
same information as

Rule 10b5-1 Plans,

as applicable, to

the Company at

least 10 business days

prior to the

entry into the
Rule 10b5-1 Plan.

Please

contact

the

Shareholder

Relations

Officer

or

Chief

Financial

Officer

at

least

10

business

days

in

advance

of
establishing

any

Rule

10b5-1

Plan,

Non-Rule

10b5-1

Trading

Arrangement

or

other

trading

plan,

and

coordinate

with
those

officers

so

that

you

and

the

Company

can

comply

with

the

SEC

requirements,

including

receipt

of

trade
confirmations and timely reporting of all transactions on SEC Form 4 and other Section 16 Filings.
VI.
Company Trading

in its Securities
The Company’s Policy on

trading in its securities is attached as Exhibit A.
VII. Certain Reporting

The Company is required to publicly disclose information filed by

Section 16 Persons and this Policy.

SEC Form 3, 4 or 5
filings by

Section 16

Persons are

posted by

the Company

on its

website.

The Company’s

proxy statement

for its

annual
shareholders’

meeting

is

required

to

include

disclosure

of

delinquent

Section

16

reports

by

the

Company’s

Section

16
Persons.

Such reports

include the

names of

delinquent filers,

the number

of late

reports, the

number of

transactions that
were not reported on a timely basis, and any known failure to file a required form.
The

Company’s

annual

and

quarterly

reports

are

required

to disclose

the

adoption

and

termination

of 10b5-1

Plans

and
any

contract,

instruction

or

arrangement

(each,

an

“arrangement”)

under

Rule

10b5-1

or otherwise,

including

Non-Rule
10b5-1

Plans, by

Company

Section 16

Persons in

the Company’s

annual and

quarterly reports

on SEC

Forms 10-Q

and
10-K,

,

including

the

material

terms

thereof,

such

as

the

name

and

title

of

the

director

or

executive

officer,

the

date

of
adoption or

termination of

the plan

or arrangement,

the duration

of the

plan or

arrangement and

the aggregate

number of
shares to be purchased or sold pursuant to the plan or arrangement.
This Policy is filed with the SEC.
VIII. Definitions
The following defined terms are provided for

ease of reference.

Additionally, as

used in this Policy,

the singular includes
the

plural and

vice versa,

and any

reference

to gender

includes all

genders.

The words

“include,”

“including”

or

any
derivation

thereof

are

not

limited

by

virtue

of

any

enumeration

and

shall

be

deemed

followed

by

the

words

“without
limitation.”
“Company Securities”

means all Securities issued by the Company or its subsidiaries, including

Company common stock.
“Derivative Securities”

are swaps,

options, warrants,

restricted stock

units, stock

and other

appreciation rights

or similar
rights or other

instruments, including other

Awards,

whose value is

derived from the

value of an

equity or other

security,
including Company Securities.
“Exchange

Act”

means

the

means

the

federal

Securities

Exchange

Act

of

1934,

and

the

SEC

rules

and

regulations
thereunder, each as amended and in effect.
“Insider” is

a person

who is

in possession

of Material

Nonpublic Information

concerning the

Company or

another entity
by reason of

his or her affiliation

with the Company.

This includes all Covered

Persons.

For purposes of

this Policy,

any
family member who lives in the same household as an Insider is also considered an Insider.
“Market Professional”

is any person

who is, or

is associated with

(i) a securities

broker-dealer,

(ii) an investment

adviser
or certain

institutional investment

managers, and

(iii) investment companies,

private equity

and hedge

funds, other funds
and family offices, and their affiliated

persons.

These categories include sell-side analysts, buy-side analysts, institutional investment

managers

and

other

market

professionals

who

may

be

likely

to

trade

on

the

basis

of

selectively

disclosed
information.
“Material

Information”

is

information

that

a

reasonable

investor

would

consider

important

in

deciding whether

to buy,
hold or sell

securities.

“Materiality” is fact-specific,

and it

is not possible

to define all categories of Material Information or
determine

whether

specific

information

is

Material

outside

its

particular

factual

context,

the

following

types

of
information typically

are regarded as

Material. The following

are examples only,

and this list

is not intended

to be and

is
not a complete or exclusive list of all information that may be Material:
• Revenue, including revenue growth rates;
•
Gross and net interest margins and spreads including projections of such items;
•
Earnings, including estimates on future earnings and changes in earnings guidance;
•
Changes in credit quality,

provisions for loan losses and potential losses outside the ordinary course of business;
•
Liquidity;
•
Proposals,

plans

or

agreements

(whether

or

not

binding)

regarding

mergers,

acquisitions,

divestitures,

tender
offers,

joint ventures,

strategic alliances

or purchase

or

sales of

material

assets or

securities outside

the ordinary
course;

•
Significant regulatory developments affecting the

Company or its subsidiaries;
•
Developments regarding

customers (when

applicable) or

strategic partners

(including the

acquisition or

loss of

an
important contract or relationship);
•
Changes in business plans or strategies
•
Changes in senior management or auditors;
•
Changes in compensation policy;
•
A change

in auditors

or auditor

notification that

the Company

may no

longer rely

on an

audit report,

or

that

the
auditor is resigning or declining to be reappointed;
•
Financings

and

other

events,

plans

or

proposals

regarding

the

Company’s

Securities

(e.g.,

defaults

on

debt
Securities,

calls of Securities

for redemption, repurchase

plans, stock splits,

proposed
public
or private offerings

or
sales of Company Securities, tender offers, and repurchases of Securities);
•
Material litigation or governmental investigations or proceedings;
•
Material data or cybersecurity breaches;
•
Bankruptcy, corporate

restructurings or receivership; and
•
Any factor

that would

cause the

Company’s

financial

results to

be substantially

different

from

the Company’s
publicly announced projections, analyst estimates, prior trends or previous

filings.
Material Information

also could be

information similar to

that in the

above list relating

to any other

person or entity

with
which

the

Company

does

business

with

or

is

involved

in

a

business

relationship,

or

potential

business

relationship

or
transaction,

such

as,

for

example,

an

existing

or

potential

customer,

counterparty,

vendor,

strategic

partner,

potential
merger partner or large shareholder.
“Material Nonpublic

Information”

means Material

Information that has not

been Publicly Disclosed

by the Company

or a
third party, as applicable.
“Publicly Disclosed”

or “Public Disclosure”

means a communication

or series of

communications calculated

to reach the
general public,

such as

a press

release widely

disseminated,

including

over a

national wire

service, a

SEC Form

8-K or
other

public

filing

with

the

SEC,

or

a

public

webcast

presentation.

Generally,

disclosure

to

a

large

group of

financial
analysts, other

Market Professionals

or investors,

or comments

made in

interviews or

via social

media

do
not constitute
Public

Disclosure,

unless

the

information

has

been

previously

Publicly

Disclosed

or

until

such

information

is

Publicly
Disclosed.

Generally,

Public Disclosure will be

deemed to have been

accomplished by the close

of business immediately
following the second full trading day after such information is publicly disclosed as manner described above.
“Rule 10b5-1” means SEC Rule 10b5-1 as amended and in effect on any date of determination.
“Rule

10b5-1

Plan”

generally

is

a

written

plan

that

has

been

adopted

and

implemented

by

a

Covered

Person

for
purchasing or

selling Company

Securities that

meets each of

the requirements

under SEC Rule

10b5-1, including:

(1) the
plan

is

adopted

during

a

period

when

the

quarterly

Trading

Window

is

open

and

no

Blackout

Notice

or

other

trading
restrictions have been imposed;

(2) the plan is adopted during

a period when the individual is not in possession of Material
Nonpublic Information; (3) purchasing

or selling under the

plan does not commence

until after the applicable

cooling off period
in Rule 10b5-1(c)(ii);

(4)

the

plan

is

adhered

to

strictly;

(5)

the

plan

either

(a)

specifies

the

amount

of

Securities

to

be
purchased or
sold and the date

on which the Securities are

to be
purchased or sold, (b) includes a written formula or algorithm, or computer program, for determining

the amount of Securities to be

sold and the price at which and

the date on which the
Securities

are

to

be

purchased

or

sold, or

(c) does

not permit

any Insider to exercise

any subsequent influence over how,
when, or

whether to

effect sales;
provided

that

any

other

person

who,

pursuant

to

the

contract,

instruction,

or

plan,

did
exercise

such influence

must not

have been

aware of

the Material

Nonpublic

Information

when doing

so; and

(6)

at the
time it

is adopted the

plan conforms to

all other requirements

of SEC Rule

10b5-1
“SEC” means the United States Securities and Exchange Commission.

“Section 16” means Section 16 of the Exchange Act.
“Section 16 Person”

means any Company

director, executive

officer described

in SEC Rule 16a

-1(f) under the

Securities
Exchange Act,

including the Company’s

president, principal financial

officer,

principal accounting

officer

(or,

if there

is
no

such

accounting

officer,

the

controller),

any

vice-president

of

the

Company

identified

by

the

Company

who

is

in
charge

of a

principal business

unit,

division

or function,

any other

officer

who performs

a policy

-making

function,

any
other person

who performs

similar policy-making

functions for

the Company,

and shareholders

of the

Company holding
10%

or

more

of

the

Company’s

outstanding

common

stock.

Officers

of

the

Company’s

subsidiaries

(or

any

parent
company, if any) are deemed officers

of the Company, if they perform

such policy-making functions for the Company.
“Securities”

includes

common

stock,

preferred

stock,

options,

warrants,

restricted

stock,

restricted

stock

units,

stock
appreciation rights,

debentures and
derivatives, including
all other

securities of

an entity

the value

of which

is related

to or
derived from an entity’s common

stock or other securities.
“Securities

Act”

means

the

federal

Securities

Act

of

1933,

and

the

SEC

rules

and

regulations

thereunder,

each

as
amended and in effect.
“Securities Laws”

means the

Securities Act

of 1933,

the Exchange

Act

(the

“U.S.

Securities

Laws”),

and

all

applicable
State Securities Laws, domestic and foreign.
“Tip”

and

“Tipping”

refer

to

when

a

person

subject

to

this

Policy

discloses

material

nonpublic

information

about

the
Company or another

company to another

person or recommends

that another person

trade in the

securities of any

company
while

in

possession

of

Material

Nonpublic

information

about

that

company

and

the

other

person

either:

(i)

trades

that
company’s

securities

while

in

possession

of

that

material

nonpublic

information;

or

(ii)

provides

the

material

nonpublic
information to

a third

party who

then trades

in such

company’s

securities. Tipping

is illegal

even if

you do

not personally
make a trade or otherwise benefit monetarily from disclosing Material

Nonpublic Information.

Exhibit A
Auburn National Bancorporation, Inc.
Policy on Company Trading

in its Securities
Auburn National

Bancorporation, Inc.

and its subsidiari

es (the

“Company”) may,

from time

to time,

in the

future, issue

or
repurchase

their

own

securities,

but

do

not

otherwise

trade

in

their

securities.

Any

such

issuances

or

repurchases

of
Company securities

will be

reasonably designed

to promote

compliance with

(i) the

Nasdaq listing

standards applicable

to
the Company, and (ii)

any insider trading laws that are applicable to the Company in connection to such transactions.